Exhibit 99.1

iMedia Reports Fourth Quarter 2022 and Full-Year 2022 Results

Subsequent to Year-End, Completes $48 million Sale-Leaseback. Reduces Debt by $53 million

Fiscal 2022 Net Sales were $545 million, a 1% Decrease to Fiscal 2021

Q4 2022 Net Sales were $134 million, a 31% Decrease to Q4 2021

MINNEAPOLIS, MN – April 12, 2023 – iMedia Brands, Inc. (the “Company” or “iMedia”) (NASDAQ: IMBI, IMBIL) today announced results for the fourth quarter and full-year ended January 28, 2023.

The Company also announced that on April 10, 2023, it simultaneously completed its previously announced sale-leaseback transaction with Pontus Net Lease Advisors, LLC, a division of Pontus Capital (“SLB”), together with multiple supporting transactions that materially reduced the Company’s level of debt outstanding by $53 million. The Company also entered into a forbearance agreement with its senior lenders for a period of six months from the SLB date, these events are defined collectively as its Debt Reduction Event (“DRE”).

The Company’s debt today, after giving effect to the DRE, is approximately $123 million, which is approximately 41% lower than the Company’s $207 million debt level at the end of Q1 2022.

Company’s DRE Completed on April 10, 2023

1.	Sale Leaseback Transaction (“SLB”): $48 million in gross proceeds from the SLB for three of the Company’s four buildings. Net proceeds were $42 million after deduction of lease deposit and fees. B. Riley Real Estate advised the Company.
2.	Private Investment in Public Equity (“PIPE”): $3.5 million in gross proceeds from the Company’s PIPE that closed on April 10, 2023. Several investors purchased notes in a private placement bearing 7.75% interest that are convertible upon satisfaction of certain conditions to common stock and warrants to purchase 0.85 shares of common stock. The conversion price per share of common stock and warrant to purchase 0.85 shares of common stock represents a $0.10625 premium to the average closing price of the Company’s common stock on the 5-day period preceding April 10, 2023. The warrants are exercisable per share of common stock at 110% of the closing price on the date prior to entry into the purchase agreement. Certain iMedia Directors and the Company’s Chief Executive Officer invested an aggregate of $300,000 in the PIPE. The Company will seek an increase in authorized shares at its 2023 annual shareholder meeting to provide sufficient shares to permit full conversion of this convertible debt.
3.	Green Lake Term Loan: The Company retired 100% of its $29 million Green Lake term loan.
4.	123.tv Seller Note Amendment: The Company entered into an amendment to reduce $12 million of the outstanding principal amount of the $20 million 123.tv Seller Notes issued by iMedia & 123tv Holding GmbH and guaranteed by the Company (“123tv Notes”). As consideration for the amendment, the Company will pay $3.5 million in cash and provide the 123tv Noteholders with a 10% common equity grant in the Company’s 123.tv business by April 30, 2023. In addition, subject to certain conditions, the Company has until September 29, 2023 to make a $3.8 million cash payment to the 123tv Noteholders to reduce the remaining principal outstanding based on certain discounts depending on the date and amounts of the payments.

5.	Application of SLB Proceeds to Senior ABL Facility: The Company applied $12 million of the SLB proceeds to its ABL revolving line of credit in connection with the ABL forbearance described below, which is then available for reborrowing in accordance with the terms of the ABL revolving loan agreement.
6.	Senior ABL Forbearance: Effective upon closing of the SLB transaction, the Company executed its tenth amendment with its senior asset-based lenders (the “Lenders”), under its revolving credit facility agented by Siena Lending Group LLC (“ABL Agent”), for a six-month forbearance term that is extendable another three months at the Company’s election upon satisfaction of certain conditions. The forbearance is intended to provide the Company adequate time to replace or refinance the ABL credit facility in fiscal 2023. Key terms of the forbearance amendment include removal of the Net Senior Debt Leverage Ratio covenant, an adjusted availability block, an amendment fee of $850,000, a 200-basis-point increase in interest rate, additional potential milestone fees and early termination fees, and application of $12 million of the new SLB proceeds to reduce outstanding borrowings under the senior ABL revolving line of credit and which is available for reborrowing in accordance with the terms of the ABL revolving loan agreement.

CEO Commentary – Tim Peterman, CEO

“2022 was a productive year but not an easy one. As we discussed during our Capital Markets Day in February 2022, our priorities this past year were to integrate our 2021 strategic acquisitions, reduce our content distribution expenses, and strengthen our balance sheet. We successfully completed the first two priorities, but the strengthening of our balance sheet was delayed until this week.

While we were pleased to finally complete our Debt Reduction Event, especially since we exceeded our original debt reduction goals, the delay created an unexpected liquidity challenge in Q4 that required the Company to shift its focus to maximizing short-term cash optimization opportunities to fund principal loan repayments on our revolver loan. This restricted our working capital and negatively impacted our Q4 financial performance.

With the Debt Reduction Event behind us, our teams are now focused again on the operational fundamentals that produced eight sequential quarters of strong financial performance, and I want to thank our employees and vendors who continue to demonstrate the entrepreneurial grit that makes our journey such a vibrant and durable endeavor.”

Fourth Quarter & Full Year 2022 Financial Highlights and Recent Events:

•	Fiscal 2022 Working Capital: For the full year 2022, the Company generated $53 million in cash from its working capital, which is a $96 million improvement in cash generated from working capital compared to the same prior year period.
•	Q4 Liquidity Challenge: The Company and ABL Agent worked collaboratively during Q4 to navigate an unexpected and material decline in the Company’s borrowing base availability.
•	Fiscal 2022 Net Sales were $545 million, which was a $6 million, or 1%, decrease compared to the same prior year period. Management notes its full year net sales performance absorbed an estimated $50 million negative net sales impact driven by ShopHQ Networks’ proactive content distribution disruptions, including the seven-month DISH disruption, and a negative net sales impact driven by the Company’s Q4 liquidity challenge.
•	Q4 Net Sales were $134 million, which was a $60 million, or 31%, decrease compared to the same prior year period. Management notes its Q4 net sales were impacted by the Company’s unexpected liquidity challenge and an estimated $10 million negative net sales impact driven by ShopHQ Networks’ proactive content distribution disruptions.

•	Q4 Net Loss was $24 million compared to a $5 million net loss for the same prior year period. Management notes the $19 million increase in net loss was driven primarily by the impact from the Company’s unexpected liquidity challenge; an estimated $4 million increase in interest expense; and the negative net income impact from ShopHQ Networks’ content distribution disruptions.
•	Q4 Adjusted EBITDA was $2 million, compared to $15 million for the same prior year period. As noted above, the unexpected liquidity challenge and proactive content distribution disruptions were the primary drivers of the $13 million decrease.
•	Fiscal 2022 Net Loss was $70 million compared to a $22 million net loss for the same prior year period. The $48 million increase was driven primarily by a one-time $13 million charge for Shaq licensing termination, an estimated $13 million increase in interest expense, the negative impact from the Company’s Q4 liquidity challenge, and the negative impact from the ShopHQ Networks’ proactive content distribution disruptions.
•	Fiscal 2022 Adjusted EBITDA was $25 million, compared to $42 million for the same prior year period. The decrease was driven primarily by the Q4 Adjusted EBITDA decline of $12 million, as noted above.

The information in this release relating to the Company’s goodwill and intangible assets and its asset-based lending arrangement with Siena Lending Group LLC are preliminary and subject to completion of the Company’s related year-end financial reporting processes and possible changes, including but not limited to ongoing review for impairment and potential write-down of all or a portion of those balances. Accordingly, the Company anticipates extending its Form 10-K filing date under Rule 12b-25.

Consolidated Fourth Quarter and Year-to-Date 2022 Results

	For the Three-Month Periods Ended			For the Twelve-Month Periods Ended
	January 28, 2023	January 29, 2022	Change	January 28, 2023	January 29, 2022	Change
Net Sales	133.5	193.8	-31%	544.6	551.1	-1%

Gross Margin %	36.8%	38.3%	(150 bps )	38.6%	40.4%	(180 bps )

Net loss attributable to non-controlling interest	0.0	(0.7)	100%	(0.4)	(1.0)	59%

Net loss attributable to shareholders	(24.2)	(5.0)	-380%	(70.0)	(22.0)	-218%

EPS	(0.82)	(0.27)	206%	(2.63)	(1.19)	121%

Adjusted EBITDA	2.5	15.1	-84%	25.4	41.6	-39%

Segment Fourth Quarter and Year-to-Date 2022 Highlights

	For the Three-Month Periods Ended				For the Three-Month Periods Ended
	January 28, 2023				January 29,2022
	Entertainment	Consumer Brands	Media Commerce Services	Consolidated	Entertainment	Consumer Brands	Media Commerce Services	Consolidated
Net Sales	114.0	10.1	9.4	133.5	165.4	15.1	13.2	193.8

Gross Profit	42.7	3.8	2.5	49.1	63.5	7.3	3.4	74.2

Operating Income (Loss)	(16.0)	0.0	0.7	(15.3)	(1.9)	0.7	0.8	(0.3)

Adjusted EBITDA	-0.3	1.8	1.0	2.5	11.6	1.9	1.6	15.1

	For the Twelve-Month Periods Ended				For the Twleve-Month Periods Ended
	January 28, 2023				January 29,2022
	Entertainment	Consumer Brands	Media Commerce Services	Consolidated	Entertainment	Consumer Brands	Media Commerce Services	Consolidated
Net Sales	455.6	42.7	46.2	544.6	478.9	44.3	27.8	551.1

Gross Profit	177.8	20.0	12.6	210.4	192.6	22.0	8.1	222.6

Operating Income (Loss)	(58.4)	6.6	4.9	(46.9)	(13.5)	1.6	1.2	(10.7)

Adjusted EBITDA	8.0	9.8	7.6	25.4	32.5	5.6	3.6	41.6

Entertainment & Consumer Brands Segments’ Fourth Quarter and 2022 Key Operating Metrics

	For the Three-Month Periods Ended			For the Twleve-Month Periods Ended
Description	January 28, 2023	January 29, 2022	Change	January 28, 2023	January 29, 2022	Change
Net Units (000s)	2,948	4,754	-38.0%	11,640	10,014	16.0%

Average Selling Price (ASP)	$38	$35	11.0%	$39	$47	-19.0%

Return Rate %	16.3%	17.0%	71 bps	17.0%	16.4%	(64 bps )

Total Customers - 12 Month Rolling (000s)	1,263	1,585	-20.0%

	For the Three-Month Periods Ended				For the Twleve-Month Periods Ended
% of Net Merchandise Sales by Category	January 28, 2023	January 29, 2022	Change		January 28, 2023	January 29, 2022	Change
Jewlery & Watches	35%	36%	(72 bps	)	36%	38%	(201 bps	)

Home & Consumer Electronics	23%	20%	164 bps		20%	17%	284 bps

Beauty & Health	21%	23%	(177 bps	)	21%	24%	(353 bps	)

Fashion & Accessories	21%	21%	85 bps		23%	21%	271 bps

Total	100%	100%			100%	100%

Liquidity and Capital Resources

As of January 28, 2023, total unrestricted cash was $7.2 million, compared to $11.3 million in unrestricted cash as of the same prior year period. On April 10, 2023, the Company completed its DRE, which reduced its debt by $53 million to approximately $123 million.

Outlook

The Company is in the process of engaging a national investment bank to lead an RFP process on behalf of the Company to replace the Company’s senior lenders as quickly as practical.

Q1 Net Sales: The Company anticipates Q1 Net Sales to continue to be negatively impacted by the Q4 liquidity challenge, and expects to report Q1 net sales of $105 million, a 31% year-over-year decline.

Q1 Net Income: The Company anticipates positive Q1 Net Income driven primarily by several one-time gains related to the DRE completed April 10, 2023. The Company today has over $390 million in NOLs and does not expect to have any federal cash tax payments on the DRE transactions nor the Company’s 2023 Net Income.

Q1 Adjusted EBITDA: In anticipation of this short-term Q1 net sales pressure and to ensure the Company can produce stable profitability and cash flow, in February 2023 the Company completed a cost reduction event that reduced annual operating expenses by over $20 million. The Company anticipates Q1 Adjusted EBITDA to be approximately $1 million.

A reconciliation of adjusted EBITDA is not available on a forward-looking basis without unreasonable efforts because we are unable to predict with reasonable certainty the ultimate outcome and timing of certain significant items, including mergers and acquisitions, other transactions, settlements, integration activities, customer concessions, restructuring activities, and certain tax related events. These items are uncertain, depend on various factors and could have a material impact on earnings and cash flow measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”) for the applicable future period.

Q4 2022 Earnings Conference Call

As previously announced, the Company will hold a conference call and webcast this morning, April 12, at 8:30 a.m. Eastern time to discuss its financial results for the fourth quarter and full year ended January 28, 2023. The Company will report its financial results in a press release prior to the conference call.

•	Date: Wednesday, April 12, 2023
•	Time: 8:30 a.m. Eastern time (7:30 a.m. Central time)
•	U.S. dial-in number: 1-877-407-9039
•	International dial-in number: 1-201-689-8470
•	Conference ID: 1373 6484
•	Webcast link: iMedia Brands 4Q earnings webcast

The conference call and webcast will be broadcast live and available for replay via the investor relations section of the iMedia Brands website at www.imediabrands.com. The replay of the conference call will be available after 11:30 a.m. Eastern time on the same day through April 26, 2023.

•	Toll-free replay number: 1-844-512-2921
•	International replay number: 1-412-317-6671
•	Replay ID: 1373 6484

About iMedia Brands, Inc.

iMedia Brands, Inc. (NASDAQ: IMBI, IMBIL) is a global media company capitalizing on the convergence of entertainment, ecommerce, and advertising. The Company owns and operates four television networks, which are ShopHQ, ShopBulldogTV, ShopHQHealth and 123tv. ShopHQ, the company’s flagship television network with a thirty-year history, is nationally distributed in the U.S. to over 90 million homes via its affiliation agreements in cable, satellite, and broadcast, and reach viewers through its social platforms and its OTT Ap on Roku, Apple TV, Amazon Fire and Samsung Smart-televisions.

iMedia’s common stock is traded on the NASDAQ Global Market stock exchange under the ticker IMBI. iMedia’s 8.5% bonds are also publicly traded on the NASDAQ Global Market under the ticker IMBIL and pay holders 8.5% interest quarterly in arrears on March 31, June 30, September 30, and December 31.

Investors:

Ken Cooper

kcooper@imediabrands.com

(952) 943-6119

Media:

press@imediabrands.com

(952) 943-6125

iMedia Brands, Inc.  AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands except share and per share data)

	January 28,	January 29,
	2023	2022
	(Unaudited)	Audited
ASSETS
Current assets:
Cash	$7,187	$11,295
Restricted Cash	1,500	1,893
Accounts receivable, net	50,576	78,947
Inventories	111,707	116,256
Current portion of television broadcast rights, net	20,090	27,521
Prepaid expenses and other	10,296	18,340
Total current assets	201,356	254,252
Property and equipment, net	45,303	48,225
Television broadcast rights, net	57,002	74,821
Goodwill	92,933	99,050
Intangible assets, net	26,673	27,940
Other assets	20,481	18,359
	$443,748	$522,647

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$105,093	$89,046
Accrued liabilities	40,698	44,388
Current portion of television broadcast rights obligation	28,404	31,921
Current portion of operating lease liabilities	2,479	2,331
Current portion of long term debt	6,950	14,031
Deferred revenue	89	427
Total current liabilities	183,713	182,144

Long term broadcast rights liability	62,074	81,268
Long-term debt, net	169,819	176,432
Long-term operating lease liabilities	3,131	5,169
Deferred tax liability	5,227	5,285
Other long term liabilities	2,741	2,986
Total liabilities	426,705	453,284

Commitments and Contingencies Shareholders' equity:
Preferred stock	-	-
Common stock	296	216
Warrants	-	-
Additional paid-in capital	563,515	538,627
Accumulated Other Comprehensive Income/(loss)	(7,260)	(2,428)
Accumulated deficit	(539,508)	(469,463)
Total shareholders' equity	17,043	66,951
Equity of the Non-Controlling Interest	-	2,412
Total equity	17,043	69,363
	$443,748	$522,647

IMEDIA BRANDS, INC

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share data)

	For the Three-Month Periods Ended		For the Twelve-Month Periods Ended
	January 28, 2023	Janaury 29, 2022	January 28, 2023	Janaury 29, 2022
Net sales	133,513	193,809	544,555	551,134
Cost of sales	84,407	119,607	334,189	328,518
Gross profit	49,106	74,202	210,366	222,616
Gross profit %	36.8%	38.3%	38.6%	40.4%

Operating expense:
Distribution and selling	38,526	49,605	149,186	158,512
General and administrative	17,101	14,020	67,394	38,589
Depreciation and amortization	8,636	10,879	36,057	35,606
Restructuring costs	147	—	4,637	634
Total operating expense	64,410	74,504	257,274	233,341

Operating loss	(15,304)	(302)	(46,908)	(10,725)

Other income (expense):
Interest income and other	175		175	199
Interest expense	(9,016)	(5,405)	(24,718)	(11,727)
Change in fair value of contract liability, net	—	—	1,937	—
Loss on divestiture	—	—	—	—
Loss on debt extinguishment	—	—	(884)	(663)
Total other expense, net	(8,841)	(5,405)	(23,490)	(12,191)
Loss before income taxes	(24,145)	(5,707)	(70,398)	(22,916)
Income tax provision	(15)	(65)	(62)	(110)

Net loss	(24,160)	(5,772)	(70,460)	(23,026)

Less: Net loss attributable to non-controlling interest	—	(735)	(415)	(1,018)
Net loss attributable to shareholders	(24,160)	(5,037)	(70,045)	(22,008)
Net loss per common share	(0.82)	(0.23)	(2.61)	(1.14)
Net loss per common share — assuming dilution	(0.82)	(0.27)	(2.63)	(1.19)
Weighted average number of common shares outstanding:
Basic	29,492,756	21,563,924	26,824,668	19,362,062
Diluted	29,492,756	21,563,924	26,824,668	19,362,062

IMEDIA BRANDS, INC

AND SUBSIDIARIES

Reconciilation of Net Loss to Adjusted EBITDA

(Unaudited)

	For the Three-Month Periods Ended January 28, 2023				For the Three-Month Periods Ended January 29, 2022
	Entertainment	Consumer Brands	Media Commerce Services	Consolidated	Entertainment	Consumer Brands	Media Commerce Services	Consolidated
Net Loss				(24,161)				(5,038)

Adjustments:
Television Broadcast Rights Amortization				6,014				7,836
Depreciation and Amortization, Other				3,287				3,961
Interest, net				9,016				5,405
Tax				15				65

EBITDA (as defined)	(6,888)	136	923	(5,829)	9,471	1,607	1,151	12,229

A reconciliation of EBITDA to Adjusted EBITDA is as follows:
EBITDA (as defined)	(6,888)	136	923	(5,829)	9,471	1,607	1,151	12,229
Adjustments:
Transaction, Settlement and Integration costs, net	5,592	1,634	(22)	7,204	1,180	291	470	1,941
Non-Cash Share-Based Compensation	937			937	935			935
Loss on Debt Extinguishment				-				-
One Time Customer Adjustments				-				-
Restructuring Costs	96		52	148				-

Adjusted EBITDA	(263)	1,770	953	2,460	11,586	1,898	1,621	15,105

	For the Twelve-Month Periods Ended January 28, 2023				For the Twelve-Month Periods Ended January 29, 2022
	Entertainment	Consumer Brands	Media Commerce Services	Consolidated	Entertainment	Consumer Brands	Media Commerce Services	Consolidated
Net Loss				(70,045)				(22,008)

Adjustments:
Television Broadcast Rights Amortization				25,704				26,956
Depreciation and Amortization, Other				13,643				12,406
Interest, net				24,718				11,526
Loss on divestiture				-				-
Change in fair value of warrant liability				(1,937)				-
Tax				62				110

EBITDA (as defined)	(21,143)	7,400	5,888	(7,855)	23,964	3,282	1,744	28,990

A reconciliation of EBITDA to Adjusted EBITDA is as follows:
EBITDA (as defined)	(21,143)	7,400	5,888	(7,855)	23,964	3,282	1,744	28,990
Adjustments:
Transaction, Settlement and Integration costs, net	19,867	2,365	1,480	23,712	3,550	2,304	1,843	7,697
Non-Cash Share-Based Compensation	3,998			3,998	3,320			3,320
Loss on Debt Extinguishment	884			884	663			663
One Time Customer Adjustments				-	341			341
Restructuring Costs	4,375		261	4,636	625	8		633

Adjusted EBITDA	7,981	9,765	7,629	25,375	32,463	5,594	3,587	41,644

Adjusted EBITDA

EBITDA represents net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines adjusted EBITDA as EBITDA excluding non-operating gains (losses); executive and management transition costs; one-time customer concessions; restructuring costs; non-cash impairment charges and write downs; transaction, settlement, and integration costs, net; rebranding costs; and non-cash share-based compensation expense. The Company has included the “adjusted EBITDA” measure in its EBITDA reconciliation in order to adequately assess the operating performance of its segments and in order to maintain comparability to its analyst's coverage and financial guidance, when given. Management believes that the adjusted EBITDA measure allows investors to make a meaningful comparison between its business operating results over different periods of time with those of other similar companies. In addition, management uses adjusted EBITDA as a metric to evaluate operating performance under the Company’s management and executive incentive compensation programs. EBITDA and adjusted EBITDA are both non-GAAP measures and should not be construed as an alternative to operating income (loss), net income (loss) or to cash flows from operating activities as determined in accordance with GAAP and should not be construed as a measure of liquidity. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. The Company has included a reconciliation of the comparable GAAP measure, net income (loss) to adjusted EBITDA in this release.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact, including statements regarding the amounts to be received by the Company in connection with the debt reduction events, the Company's use of proceeds related thereto, the Company’s future available liquidity, the replacement of the Company’s senior asset based lending credit facility, the Company's new DISH Network agreement, and the Company's expected performance for the remainder of fiscal 2023 are forward-looking. The Company often use words such as anticipates, believes, estimates, expects, intends, seeks, predicts, hopes, should, plans, will, or the negative of these terms and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): variability in consumer preferences, shopping behaviors, spending and debt levels; the general economic and credit environment, including COVID-19; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales and sales promotions; pricing and gross sales margins; the level of cable and satellite distribution for the Company’s programming and the associated fees or estimated cost savings from contract renegotiations; the Company’s ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom the Company has contractual relationships, and to successfully manage key vendor and shipping relationships and develop key partnerships and proprietary and exclusive brands; the ability to manage operating expenses successfully and the Company’s working capital levels and liquidity availability; the ability to remain compliant with the Company’s credit facilities covenants; customer acceptance of the Company’s branding strategy and its repositioning as a video commerce Company; the ability to respond to changes in consumer shopping patterns and preferences, and changes in technology and consumer viewing patterns; changes to the Company’s management and information systems infrastructure; challenges to the Company’s data and information security; changes in governmental or regulatory requirements; including without limitation, regulations of the Federal Communications Commission and Federal Trade Commission, and adverse outcomes from regulatory proceedings; litigation or governmental proceedings affecting the Company’s operations; significant events (including disasters, weather events or events attracting significant television coverage) that either cause an interruption of television coverage or that divert viewership from its programming; disruptions in the Company’s distribution of its network broadcast to customers; the Company’s ability to protect its intellectual property rights; the Company’s ability to obtain and retain key executives and employees; the Company’s ability to attract new customers and retain existing customers; changes in shipping costs; expenses related to the actions of activist or hostile shareholders; the Company’s ability to offer new or innovative products and customer acceptance of the same; changes in customer viewing habits of television programming; logistics costs including the price of gasoline and transportation; and the risks described from time to time in the Company’s reports filed with the SEC, including, but not limited to, the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.